                                                                    SUB-ITEM 77M

                                     MERGERS

      AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

INVESCO INCOME FUND TO INVESCO VAN KAMPEN CORPORATE BOND FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Securities Funds (Invesco Investment Securities Funds) ("AIS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Income Fund (the "Target Fund"), an investment portfolio of AIS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Corporate Bond Fund (the "Acquiring Fund"), an investment portfolio of AIS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIS issued Class A shares of the Acquiring Fund to the Target Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Target Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Target Fund's Class C shareholders, Class R shares of the Acquiring Fund to the Target Fund's Class R shareholders, Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders, Class A shares of the Acquiring Fund to the Target Fund's Investor Class shareholders and Institutional Class shares of the Acquiring Fund to the Target Fund's Institutional Class shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of the shares of each class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VAN KAMPEN GOVERNMENT SECURITIES FUND TO INVESCO U.S. GOVERNMENT FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Securities Funds (Invesco Investment Securities Funds) ("AIS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Van Kampen Government Securities Fund (the "Target Fund"), an investment portfolio of AIS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco U.S. Government Fund (the "Acquiring Fund"), an investment portfolio of AIS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIS issued Class A, Class B, Class C, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VAN KAMPEN HIGH YIELD FUND TO INVESCO HIGH YIELD FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Securities Funds (Invesco Investment Securities Funds) ("AIS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Van Kampen High Yield Fund (the "Target Fund"), an investment portfolio of AIS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco High Yield Fund (the "Acquiring Fund"), an investment portfolio of AIS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target

                                                                    SUB-ITEM 77M

Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIS issued Class A, Class B, Class C, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO LIBOR ALPHA FUND TO INVESCO SHORT TERM BOND FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) ("AIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco LIBOR Alpha Fund (the "Target Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Short Term Bond Fund (the "Acquiring Fund"), an investment portfolio of AIM Investment Securities Funds (Invesco Investment Securities Funds) ("AIS") (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIS issued Class A, Class C, Class R, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class C, Class R, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VAN KAMPEN LIMITED DURATION FUND TO INVESCO SHORT TERM BOND FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Securities Funds (Invesco Investment Securities Funds) ("AIS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Limited Duration Fund (the "Target Fund"), an investment portfolio of AIM Investment Securities Funds (Invesco Investment Securities Funds) ("AIS"), shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Short Term Bond Fund (the "Acquiring Fund"), an investment portfolio of AIS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIS issued Class A shares of the Acquiring Fund to the Target Fund's Class A shareholders, Class A shares of the Acquiring Fund to the Target Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Target Fund's Class C shareholders, Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders and Institutional Class shares of the Acquiring Fund to the Target Fund's Institutional Class shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of the shares of each class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VAN KAMPEN REAL ESTATE SECURITIES FUND TO INVESCO REAL ESTATE FUND

     On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Van Kampen Real Estate Securities

                                                                    SUB-ITEM 77M

Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Real Estate Fund (the "Acquiring Fund"), an investment portfolio of AIM Investment Securities Funds (Invesco Investment Securities Funds) ("AIS") (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIS issued Class A shares of the Acquiring Fund to the Target Fund's Class A shareholders, Class A shares of the Acquiring Fund to the Target Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Target Fund's Class C shareholders, Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders and Institutional Class shares of the Acquiring Fund to the Target Fund's Institutional Class shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of the shares of each class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(g).